                                                  Registration No. _____________


     As Filed with the Securities and Exchange Commission on April 20, 1994
     ___________________________________________________________________________
     ___________________________________________________________________________


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549
                                 ____________________


                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                 ____________________


                              CIRCUIT CITY STORES, INC.
                  (Exact name of issuer as specified in its charter)


                    Virginia                           54-0493875
          (State or other jurisdiction of         (I.R.S. Employer
          incorporation or organization)          Identification No.)

          9950 Mayland Drive, Richmond, Virginia          23233
          (Address of Principal Executive Offices)     (Zip Code)

           1984 CIRCUIT CITY STORES, INC. EMPLOYEE STOCK PURCHASE PLAN, AS
                        AMENDED AND RESTATED FEBRUARY 15, 1994

           (formerly 1984 CIRCUIT CITY STORES, INC. EMPLOYEE STOCK PURCHASE
                    PLAN, AS AMENDED AND RESTATED APRIL 19, 1988)
                               (Full title of the plan)

                Richard L. Sharp, President, Circuit City Stores, Inc.
                    9950 Mayland Drive, Richmond, Virginia  23233
                       (Name and address of agent for service)

                                    (804) 527-4000
            (Telephone number, including area code, of agent for service)
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                           CALCULATION OF REGISTRATION FEE

     ___________________________________________________________________________
                                          Proposed     Proposed
                                          Maximum      Maximum
     Title of               Amount        Offering     Aggregate      Amount of
     Securities to          to be         Price Per    Offering     Registration
     be Registered          Registered    Share        Price            Fee
     ___________________________________________________________________________

     Common Stock           1,000,000      $ 20.00(1)  $20,000,000(1)  $6,897.00
     $.50 par value

     Rights to Purchase
     Preferred Stock,
     Series E               1,000,000              (2)           (2)  $   100.00
     $20.00 par value
     ___________________________________________________________________________

             (1) Estimated solely for purposes of calculating registration fee. Based on the average of the high and low prices for the Common Stock reported in the consolidated reporting system of the New York Stock Exchange on April 15, 1994.

             (2) The Rights to Purchase Preferred Stock will be attached to and trade with shares of the Common Stock of the Company. Value attributable to such rights, if any, will be reflected in the market price of the shares of Common Stock. The fee paid represents the minimum statutory fee pursuant to Section 6(b) of the Securities Act of 1933, as amended.

             The securities covered by this Registration Statement will be sold to employees of the Registrant from time to time under the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan, as Amended and Restated February 15, 1994.














                                          2
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        PART II. INFORMATION REQUIRED IN REGISTRATION STATEMENT

             The purpose of this Registration Statement is to register 1,000,000 additional shares of Common Stock, $.50 par value, of Circuit City Stores, Inc., pursuant to the 1984 Circuit City Stores, Inc. Employee Stock Purchase Plan, as Amended and Restated February 15, 1994 (formerly 1984 Circuit City Stores, Inc., Employee Stock Purchase Plan, as Amended and Restated April 19, 1988) and 1,000,000 associated Rights to Purchase Preferred Stock, Series E, $20.00 par value. The Registrant hereby incorporates by reference all information included in its Form S-8 Registration Statement No. 33-39039 (filed on February 22, 1991), with the exception of Item 5 contained therein.

        Item 8.  Exhibits

             See Index to Exhibits.































                                         II-1
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                                  SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Henrico, Commonwealth of Virginia, on April 19, 1994.

                                 CIRCUIT CITY STORES, INC.
                                    Registrant


                                 By:/s/ Richard L. Sharp
                                    Richard L. Sharp
                                    President and Chief
                                    Executive Officer

             Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                    Title                   Date

     /s/ Alan L. Wurtzel*        Chairman of the         April 19, 1994
     Alan L. Wurtzel             Board and Director


     /s/ Richard L. Sharp        President, Chief        April 19, 1994
     Richard L. Sharp            Executive Officer
                                 and Director

     /s/ Michael T. Chalifoux    Senior Vice             April 19, 1994
     Michael T. Chalifoux        President, Chief
                                 Financial Officer

     /s/ Richard N. Cooper*      Director                April 19, 1994
     Richard N. Cooper


     /s/ Douglas D. Drysdale*    Director                April 19, 1994
     Douglas D. Drysdale


     /s/ Barbara S. Feigin*      Director                April 19, 1994
     Barbara S. Feigin


     /s/ Theodore D. Nierenberg* Director                April 19, 1994
     Theodore D. Nierenberg

                                        II-2
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     /s/ Norman Ricken*          Director                April 19, 1994
     Norman Ricken


                                 Director                April __, 1994
     Walter J. Salmon


     /s/ Edward Villanueva*      Director                April 19, 1994
     Edward Villanueva


     /s/ Keith D. Browning*      Corporate Controller,   April 19, 1994
     Keith D. Browning           Principal Accounting
                                 Officer


     *By:/s/ Michael T. Chalifoux
         Michael T. Chalifoux
         Attorney-In-Fact

                                       EXHIBITS

                                          TO

                              CIRCUIT CITY STORES, INC.

                          REGISTRATION STATEMENT ON FORM S-8

                                  Index to Exhibits


          (4) Instruments defining the rights of security holders, including indentures

               (a) Amended and Restated Articles of Incorporation, filed as
          Exhibit 3(a) to Registrant's Annual Report on Form 10-K for the fiscal year ended February 28, 1993, are expressly incorporated herein by this reference.

               (b) Articles of Amendment to the Amended and Restated Articles of Incorporation, filed as Exhibit 3(b) to Registrant's Annual report on Form 10-K for the fiscal year ended February 28, 1993, are expressly incorporated herein by this reference.

               (c) Registrant's Amended and Restated Bylaws effective on June 15, 1993, filed as Exhibit 19 to Registrant's Quarterly Report on Form 10-Q for the quarter ended May 31, 1993 are expressly incorporated herein by this reference.

               (d) Rights Agreement, dated April 29, 1988, between the Registrant and Crestar Bank, as Rights Agent, filed as Exhibit (2) to Registrant's Form 8-A Registration Statement (File No. 1-5767) filed on May 23, 1988, is expressly incorporated herein by this reference.

               (e) Registrant's 1984 Employee Stock Purchase Plan, as Amended and Restated February 15, 1994, filed herewith.

          (5)   Opinion of McGuire, Woods, Battle & Boothe, filed herewith.

          (24)  Consent of KPMG Peat Marwick, filed herewith.

          (25)  Powers of Attorney, filed herewith.